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                                                                    EXHIBIT 23.6

                   CONSENT OF WASSERSTEIN PERELLA & CO., INC.

    We hereby consent to the filing of our opinion, dated as of September 22, 1996 and as of the date of the Joint Proxy Statement/Prospectus on Form S-4 of Ultramar Corporation (the "Proxy Statement"), as an Appendix and Exhibit to the Proxy Statement and to the reference to us under the captions "Summary" and "The Merger--Background of the Merger", "--Reasons for the Merger; Recommendations of the Boards of Directors" and "--Opinions of Financial Advisors." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 under the Securities Act of 1933.

                                          /s/ WASSERSTEIN PERELLA & CO.

New York, New York
October 25, 1996